EXHIBIT 99.2

CHARLES RIVER ASSOCIATES (CRA)

FIRST QUARTER FISCAL YEAR 2014

EARNINGS ANNOUNCEMENT

PREPARED CFO REMARKS

CRA is providing these prepared remarks by CFO Wayne Mackie in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call. As previously announced, the conference call will be held today, April 24, 2014, at 9:00 am ET.  These prepared remarks will not be read on the call.

Q1 2014 Summary (Quarter ended March 29, 2014)

•                  Non-GAAP Revenue: $75.1 million

•                  Non-GAAP Net Income: $3.5 million, or $0.35 per diluted share

•                  Non-GAAP Operating Margin: 7.7%

•                  Non-GAAP Effective Tax Rate: 36.4%

•                  Utilization: 78%

•                  Cash and Cash Equivalents: $32.5 million at March 29, 2014

•                  Non-GAAP Adjusted EBITDA: $12.1 million, or 16.1% of non-GAAP revenue

Revenue

We reported GAAP revenue of $76.2 million for Q1 of fiscal 2014, compared with GAAP revenue of $63.1 million for Q1 of fiscal 2013.  GAAP revenue for Q1 of fiscal 2014 included $1.2 million from our NeuCo subsidiary.  GAAP revenue for Q1 of fiscal 2013 included $1.1 million from NeuCo.

Excluding NeuCo revenue from all periods, non-GAAP revenue was $75.1 million for Q1 of fiscal 2014, compared with $62.0 million for Q1 of fiscal 2013 and $74.3 million for Q4 of fiscal 2013.

During Q1 of fiscal 2014, broad-based contributions from both Litigation/Regulatory and Management Consulting resulted in 21% year-over-year and 1% sequential revenue growth, on a non-GAAP basis.

Utilization

Utilization on a firm-wide basis in Q1 of fiscal 2014 was 78%. This compares with 67% in Q1of fiscal 2013 and 80% in Q4 of fiscal 2013.

Gross Margin

GAAP gross margin in Q1 of fiscal 2014 was 32.0% compared with 33.4% in Q1 of fiscal 2013. Non-GAAP gross margin for Q1 of fiscal 2014 was 31.4%, down from 32.9% in Q1 of fiscal 2013. Client reimbursable expenses, on a non-GAAP basis, were 12.0% of revenue in Q1 of fiscal 2014, compared with 12.3% in Q1 of fiscal 2013. The Q1 of fiscal 2014 GAAP and non-GAAP decline in the gross margin percentage from Q1 of fiscal 2013 is due to an increase in forgivable loan amortization expense and the reversal of share-based compensation expense in Q1 of fiscal 2013 (see below for more detail on share-based compensation).

SG&A Expenses

For Q1 of fiscal 2014, GAAP SG&A expenses were $17.2 million, or 22.5% of revenue, compared with GAAP SG&A expenses of $15.8 million, or 25% of revenue in Q1 of fiscal 2013.

Non-GAAP SG&A expenses were $16.2 million, or 21.6% of revenue, in Q1 of fiscal 2014, compared with $14.9 million, or 24.0% of revenue, in Q1 of fiscal 2013.

Commissions to non-employee experts are included in non-GAAP SG&A. Those commissions represented 2.8% of non-GAAP revenue in Q1 of fiscal 2014 compared with 3.4% of non-GAAP revenue in Q1 of fiscal 2013. Excluding these commissions, non-GAAP SG&A expenses were 18.8% and 20.7% of revenue in Q1 of fiscal 2014 and in Q1 of fiscal 2013, respectively.

Depreciation & Amortization

On a non-GAAP basis, depreciation and amortization expense was $1.6 million for Q1 of fiscal 2014, compared with $1.5 million for Q1 of fiscal 2013.

Share-Based Compensation Expense

Share-based compensation expense was approximately $1.3 million for Q1 of fiscal 2014, compared with $0.5 million for Q1 of fiscal 2013. The amount in Q1 of fiscal 2013 included the reversal of approximately $0.5 million of share-based compensation expense when it was determined that the required performance levels to earn the shares would not be achieved.

Operating Income

On a GAAP basis, operating income was $5.6 million, or 7.4% of revenue, in Q1 of fiscal 2014, compared with operating income of $3.8 million, or 6.0% or revenue, in Q1 of fiscal 2013. Non-GAAP operating income was $5.8 million, or 7.7% of revenue, for Q1 of fiscal 2014, compared with $3.9 million, or 6.4% of revenue, for Q1 of fiscal 2013. The improvement in GAAP and non-GAAP operating margin percent in Q1 of fiscal 2014 is a result of lower SG&A expenses as a percentage of revenue partially offset by lower gross margin percentages.

Interest and Other Income (Expense), net

In Q1 of fiscal 2014, interest and other expense was approximately $245,000 on a GAAP basis and approximately $228,000 on a non-GAAP basis. This compares with interest and other expense of $397,000 on a GAAP basis and interest and other income of $377,000 on a non-GAAP basis for Q1 of fiscal 2013.

Income Taxes

The following table outlines our income tax provision recorded and the resulting effective tax rates (in $000):

	GAAP		NON-GAAP
	Q1		Q1
	2014	2013	2014	2013
Tax Provision	$2,076	$542	$2,023	$472
Effective Tax Rate	38.6%	16.0%	36.4%	13.3%

The unusually low GAAP and non-GAAP effective tax rates in Q1 of 2013 are the result of a favorable resolution to a tax position taken in a prior year.

Net Income

GAAP net income for Q1 of fiscal 2014 was $3.4 million, or $0.34 per diluted share, compared with GAAP net income of $3.0 million, or $0.29 per diluted share, for Q1 of fiscal 2013. Non-GAAP net income for Q1 of fiscal 2014 was $3.5 million, or $0.35 per diluted share, compared with $3.1 million, or $0.31 per diluted share, for Q1 of fiscal 2013.

Adjusted EBITDA

For Q1 of fiscal 2014, Adjusted EBITDA based on GAAP and non-GAAP results was $11.9 million and $12.1 million, respectively, or 15.6% and 16.1% of revenues, respectively. For Q1 of fiscal 2013, Adjusted EBITDA based on GAAP and non-GAAP results was $8.6 million and $8.7 million, respectively, or 13.6% and 14.1% of revenues, respectively. See the exhibit to our press release for more details and the calculation of Adjusted EBITDA.

Key Balance Sheet Metrics

Billed and unbilled receivables at March 29, 2014 were $86.0 million, compared with $82.1 million at December 28, 2013. Current liabilities at March 29, 2014 were $71.4 million, compared with $88.0 million at December 28, 2013.

Total DSOs in Q1 of fiscal 2014 were 100 days consisting of 64 days of billed and 36 days of unbilled. This is up from the 94 days we reported in Q4 of fiscal 2013 consisting of 65 days of billed and 29 days of unbilled.

Cash and Cash Flow

Cash and cash equivalents decreased to $32.5 million at March 29, 2014, compared with $51.3 million at December 28, 2013.

The Statement of Cash Flows shows a use of $14.5 million in year-to-date cash flow from operations compared with a use of $7.9 million in Q1 of fiscal 2013. This includes approximately $5.0 million in forgivable loans and approximately $30.0 million of 2013 bonus payments to employees that were paid during the first three months of fiscal 2014. Forgivable loan amortization in Q1 of fiscal 2014 was approximately $3.4 million compared with approximately $2.8 million in Q1 of fiscal 2013.

Our capital expenditures totaled approximately $0.4 million in Q1 of fiscal 2014, compared with $1.2 million in Q1 of fiscal 2013.

We repurchased approximately 96,000 shares of our common stock in Q1 fiscal 2014 for a total of approximately $2.1 million.

This concludes the prepared CFO remarks.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has also provided in these remarks non-GAAP revenue, non-GAAP gross margin, non-GAAP SG&A expenses, non-GAAP depreciation and amortization, non-GAAP operating income, non-GAAP interest and other income (expense), net, non-GAAP tax provision, non-GAAP net income, non-GAAP net income per diluted share, and EBITDA and Adjusted EBITDA on a GAAP and non-GAAP basis.  The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method for evaluating its results of operations.  The Company believes that presenting its financial results excluding certain non-cash expenses and NeuCo’s results, and excluding commissions to non-employee experts from SG&A, is important to investors and management because it is more indicative of its ongoing operating results and financial condition.  These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated.  The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Specifically, for the first quarters of fiscal 2013 and 2014, the Company has excluded NeuCo’s results. Also, in calculating “Adjusted EBITDA,” the Company has excluded the following non-cash expenses:  depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.